Exhibit 99.1
Carbonite Reports Record Fourth Quarter and Full Year Revenues for 2015

BOSTON, MA - February 4, 2016 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud and hybrid business continuity solutions for small and midsize businesses (SMBs), today announced financial results for the fourth quarter and full year ended December 31, 2015. The Company reported:

•	Record revenue of $136.6 million for 2015, an increase of 11% year over year

•	Record bookings of $144.1 million for 2015, an increase of 12% year over year

•	Record revenue of $35.1 million for the fourth quarter, an increase of 10% year over year

•	Record bookings of $37.4 million for the fourth quarter, an increase of 8% year over year
The Company also reported that both SMB and consumer bookings for 2015 were consistent with expectations. SMB bookings grew 35% over 2014, consistent with expectations of growth greater than 30% and consumer bookings grew 2% consistent with expectations of zero to 5%. Non-GAAP gross margins and non-GAAP net income per share significantly outperformed expectations for the year ended December 31, 2015.
“2015 was a strong year for Carbonite, driven by the growth in SMB bookings which accounted for 38% of total bookings in 2015 versus 31% in 2014. Now that we have closed the acquisition of EVault, integration will be a top priority as we integrate the two businesses to maximize operational and go-to-market synergies, positioning ourselves for continued growth,” said Anthony Folger, CFO of Carbonite.
“The acquisition of EVault is transformative for Carbonite,” said Mohamad Ali, President and CEO of Carbonite. With EVault, Carbonite now has a complete family of products that address the needs of all sizes of SMBs, positioning us to gain share in the cloud-based backup and disaster recovery market and enter the disaster recovery as a service (DRaaS) market - a market with an estimated 30% CAGR through 2018 according to Gartner - with customer-proven solutions. I’m most pleased with how we continue to deliver value above and beyond what our customers expect of us, which is evident by the numerous customer-choice awards we won in 2015. There’s no doubt we’ve hit our stride and after substantial progress made in 2015, we’re well positioned for continued success in the year ahead.”
Fourth Quarter 2015 Results:

•	Revenue for the fourth quarter was $35.1 million, an increase of 10% from $31.9 million in the fourth quarter of 2014.

•	Bookings for the fourth quarter were $37.4 million, an increase of 8% from $34.5 million in the fourth quarter of 2014.[1]

•	Gross margin for the fourth quarter was 73.8%, compared to 68.7% in the fourth quarter of 2014. Non-GAAP gross margin was 75.3% in the fourth quarter, compared to 69.5% in the fourth quarter of 2014.[2]

•
Net loss for the fourth quarter was ($4.6) million, compared to a net loss of ($5.1) million in the fourth quarter of 2014. Non-GAAP net income for the fourth quarter was $3.6 million, compared to non-GAAP net loss of ($0.9) million in the fourth quarter of 2014.[3]

•
Net loss per share for the fourth quarter was ($0.17) (basic and diluted), compared to a net loss per share of ($0.19) (basic and diluted) in the fourth quarter of 2014. Non-GAAP net income per share was $0.13 (basic and diluted) for the fourth quarter, compared to non-GAAP net loss per share of ($0.03) (basic and diluted) in the fourth quarter of 2014.[3]

•	Total cash, cash equivalents and marketable securities were $64.9 million as of December 31, 2015, compared to $61.1 million as of December 31, 2014.

•
Cash flow from operations for the fourth quarter was $4.6 million, compared to $7.9 million in the fourth quarter of 2014. Free cash flow for the fourth quarter was $7.1 million, compared to $7.1 million in the fourth quarter of 2014.[4]

Full Year 2015 Results:

•	Revenue for the full year was $136.6 million, an increase of 11% from $122.6 million in 2014.

•	Bookings for the full year were $144.1 million, an increase of 12% from $128.2 million in 2014.[1]

•	Gross margin for the full year was 71.6%, compared to 68.5% in 2014. Non-GAAP gross margin was 73.1% in the full year, compared to 69.3% in 2014.[2]

•
Net loss for the full year was ($21.6) million, compared to a net loss of ($9.4) million in 2014. Non-GAAP net income for the full year was $4.1 million, compared to non-GAAP net loss of ($0.1) million in 2014.[3]

•
Net loss per share for the full year was ($0.80) (basic and diluted), compared to a net loss per share of ($0.35) (basic and diluted) in 2014. Non-GAAP net income per share was $0.15 (basic and diluted), for the full year, compared to non-GAAP net loss per share of ($0.00) (basic and diluted) in 2014.[3]

•	Total cash and investments were $64.9 million as of December 31, 2015, compared to $61.1 million as of December 31, 2014.

•	Cash flow from operations for the full year was $13.2 million, compared to $22.7 million in 2014. Free cash flow for the full year was $14.3 million, compared to $15.1 million in 2014.[4]

[1]
Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period.

[2]	Non-GAAP gross margin excludes amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense.

[3]
Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense.

[4]
Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Business Outlook

For the first quarter of 2016, non-GAAP revenues are expected to be in the range of $40.0-$45.0 million and non-GAAP net loss per share to be in the range of ($0.07)-($0.05) (basic and diluted).
For the full year of 2016, non-GAAP revenues are expected to be in the range of $175.0-$190.0 million and non-GAAP net income per share to be in the range of $0.09-$0.15 (basic and diluted).
Carbonite’s expectations of non-GAAP net income (loss) per share for the quarter and full year excludes stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets and assumes a 2016 effective tax rate of 0% and weighted average shares outstanding of approximately 27.2 million for the quarter and 27.3 million for the full year 2016.
2015 Highlights
Investment in Product and Engineering
In 2015, Carbonite upgraded and refreshed its entire product portfolio of endpoint, server and appliance solutions to meet the changing needs of both consumers and SMBs. This includes updates to

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Carbonite Pro Prime - which provides administrators the ability to remotely deploy and manage backups for all of the workstations in their organization, simplifying the data protection process and reducing the risk of data loss for SMBs.

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Carbonite Server Advanced - which includes image backup and bare metal recovery, in addition to support for Microsoft Office 365, Microsoft Exchange Online email backup and increased support for Hyper-V VM backup.

•
Mailstore Server - which delivers a fully integrated job scheduler that eliminates the need for third-party scheduling tools, advances support for Microsoft Office 365 and improves search functionality.

Channel Growth
In 2015, Carbonite enhanced its Partner Program with additional tools, training and support as well as financial incentives that will help them improve their business. The Company:

•	Ended 2015 with over 8,200 active reseller partners, an increase of 41% over 2014

•	Added an award-winning regional distributor, Ebertlang in the DACH region

•	Signed agreements with two large IT distributors, ALSO and TD Azlan, in Europe
Industry Recognition
As a result of its renewed focus on product and channel, Carbonite was awarded for its commitment to its customers, receiving the highest honors in more than 15 awards programs throughout the year. Among the most notable achievements include:

•	PC Magazine Business Choice Award - First Place in the Cloud Computing Services SOHO/SMB category

•
International Business Awards - Gold Stevie for Customer Service Department of the year, Silver Stevie for Customer Service Executive of the Year, and Bronze Stevie for Customer Service Team of the Year

•	CRN Partner Program Guide - 5 Star Winner

•	ChannelPro Readers' Choice Awards - Gold Winner for Best Cloud BDR Solutions
Conference Call and Webcast Information
In conjunction with this announcement, Carbonite will host a conference call on Thursday, February 4, 2016 at 8:30 a.m. EDT to review the results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 18837602.
Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through February 4, 2017.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, non-GAAP operating expense and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, net of foreign exchange during the same period. Non-GAAP revenue excludes the impact of purchase accounting adjustments. Non-GAAP gross margin excludes amortization expense on intangible assets, stock-based compensation expense and acquisition-related expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Non-GAAP operating expense excludes amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, hostile takeover-related expense, and CEO transition expense. Free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to corporate headquarter relocation, acquisition-related payments, hostile takeover-related payments, CEO transition payments, litigation-related payments and the cash portion of the lease exit charge from net cash provided by operating activities.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements
This Press Release contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's views as of the date they were first made based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company's ability to profitably attract new customers and retain existing customers, the Company's dependence on the market for cloud backup services, the Company's ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite (Nasdaq:CARB) is a leading provider of cloud and hybrid business continuity solutions for small and midsized businesses. Together with our partners, we support more than 1.5 million individuals and small businesses around the world who rely on us to ensure their important data is protected, available and useful. To learn more about the cloud solutions voted #1 by PC Magazine readers, as well as our partner program and our award-winning customer support, visit us at Carbonite.com.
Investor Relations Contact:
Emily Walt
Carbonite
617-927-1972
investor.relations@carbonite.com

Media Contact:

Emily Held, PAN Communications (for Carbonite)
617-502-4300
carbonite@pancomm.com

Sarah King
Carbonite
617-421-5601
media@carbonite.com

Carbonite, Inc.
Condensed Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$35,065	$31,914	$136,616	$122,620
Cost of revenue	9,196	10,001	38,784	38,567
Gross profit	25,869	21,913	97,832	84,053
Operating expenses:
Research and development	6,585	6,443	28,085	24,132
General and administrative	11,792	6,514	37,265	17,862
Sales and marketing	12,860	12,821	53,671	49,882
Restructuring charges	120	750	469	762
Total operating expenses	31,357	26,528	119,490	92,638
Loss from operations	(5,488)	(4,615)	(21,658)	(8,585)
Interest and other (expense) income, net	(20)	(181)	145	(398)
Loss before income taxes	(5,508)	(4,796)	(21,513)	(8,983)
Provision (benefit) for income taxes	(909)	337	102	367
Net loss	$(4,599)	$(5,133)	$(21,615)	$(9,350)
Net loss per share:
Basic and diluted	$(0.17)	$(0.19)	$(0.80)	$(0.35)
Weighted-average shares outstanding:
Basic and diluted	27,120,633	27,022,899	27,187,910	26,816,879

Carbonite, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$63,936	$46,084
Marketable securities	1,000	15,031
Trade accounts receivable, net	3,736	2,412
Prepaid expenses and other current assets	3,188	5,224
Restricted cash	135	828
Total current assets	71,995	69,579
Property and equipment, net	22,083	25,944
Other assets	167	2,181
Acquired intangible assets, net	8,640	10,322
Goodwill	23,105	23,728
Total assets	$125,990	$131,754
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,384	$7,346
Accrued expenses	11,559	10,506
Current portion of deferred revenue	80,269	75,494
Total current liabilities	100,212	93,346
Deferred revenue, net of current portion	18,434	15,930
Other long-term liabilities	6,271	7,940
Total liabilities	124,917	117,216
Stockholders’ equity
Common stock	278	272
Additional paid-in capital	165,391	152,920
Treasury stock, at cost	(5,693)	(22)
Accumulated deficit	(160,943)	(139,328)
Accumulated other comprehensive income	2,040	696
Total stockholders’ equity	1,073	14,538
Total liabilities and stockholders’ equity	$125,990	$131,754

Carbonite, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Twelve Months Ended December 31,
	2015	2014
Operating activities
Net loss	$(21,615)	$(9,350)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,634	12,469
Gain on disposal of equipment	(192)	—
Accretion of discount on marketable securities	(9)	(34)
Stock-based compensation expense	10,216	6,065
(Reduction of) provision for reserves on accounts receivable	(20)	63
Other non-cash items, net	(100)	506
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,386)	17
Prepaid expenses and other current assets	1,019	(830)
Other assets	2,029	(1)
Accounts payable	2,864	1,952
Accrued expenses	595	1,715
Other long-term liabilities	(1,372)	4,496
Deferred revenue	7,511	5,610
Net cash provided by operating activities	13,174	22,678
Investing activities
Purchases of property and equipment	(9,730)	(14,495)
Proceeds from sale of property and equipment	286	—
Proceeds from maturities of marketable securities and derivatives	19,149	16,499
Purchases of marketable securities and derivatives	(750)	(16,499)
Decrease (increase) in restricted cash	693	(828)
Payment for acquistion, net of cash acquired	(1,325)	(15,803)
Net cash provided by (used in) investing activities	8,323	(31,126)
Financing activities
Proceeds from exercise of stock options	2,254	4,239
Excess tax benefit from equity awards	23	—
Repurchase of common stock	(5,671)	—
Net cash (used in) provided by financing activities	(3,394)	4,239
Effect of currency exchange rate changes on cash	(251)	(99)
Net increase (decrease) in cash and cash equivalents	17,852	(4,308)
Cash and cash equivalents, beginning of period	46,084	50,392
Cash and cash equivalents, end of period	$63,936	$46,084

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)
Calculation of Bookings

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$35,065	$31,914	$136,616	$122,620
Add:
Deferred revenue ending balance	98,703	91,424	98,703	91,424
Impact of foreign exchange	58	—	211	—
Less:
Impact of foreign exchange	—	—	—	—
Beginning deferred revenue from acquisitions	—	1,861	—	1,861
Deferred revenue beginning balance	96,452	87,001	91,424	84,000
Change in deferred revenue balance	2,309	2,562	7,490	5,563
Bookings	$37,374	$34,476	$144,106	$128,183
Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net loss	$(4,599)	$(5,133)	$(21,615)	$(9,350)
Add:
Amortization of intangibles	530	214	2,005	890
Stock-based compensation expense	2,798	1,770	10,216	6,065
Litigation-related expense	968	—	6,409	42
Restructuring-related expense	—	743	334	743
Acquisition-related expense	3,886	422	5,025	422
Hostile takeover-related expense	—	411	1,657	411
CEO transition expense	—	683	54	683
Non-GAAP net income (loss)	$3,583	$(890)	$4,085	$(94)
Weighted-average shares outstanding:
Basic and diluted	27,120,633	27,022,899	27,187,910	26,816,879
Non-GAAP net income (loss) per share:
Basic and diluted	$0.13	$(0.03)	$0.15	$—

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Gross profit	$25,869	$21,913	$97,832	$84,053
Add:
Amortization of intangibles	327	110	1,281	438
Stock-based compensation expense	206	149	730	539
Acquisition-related expense	8	—	8	—
Non-GAAP gross profit	$26,410	$22,172	$99,851	$85,030
Non-GAAP gross margin	75.3%	69.5%	73.1%	69.3%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Research and development	$6,585	$6,443	$28,085	$24,132
Less:
Stock-based compensation expense	260	269	1,171	1,285
Acquisition-related expense	89	—	340	—
Non-GAAP research and development	$6,236	$6,174	$26,574	$22,847

General and administrative	$11,792	$6,514	$37,265	$17,862
Less:
Amortization of intangibles	40	39	200	157
Stock-based compensation expense	2,152	1,090	7,226	3,216
Litigation-related expense	966	—	6,407	42
Acquisition-related expense	4,330	422	5,222	422
Hostile takeover-related expense	—	411	1,657	411
CEO transition expense	—	683	54	683
Non-GAAP general and administrative	$4,304	$3,869	$16,499	$12,931

Sales and marketing	$12,860	$12,821	$53,671	$49,882
Less:
Amortization of intangibles	163	65	524	295
Stock-based compensation expense	180	262	1,089	1,025
Litigation-related expense	2	—	2	—
Acquisition-related expense	59	—	55	—
Non-GAAP sales and marketing	$12,456	$12,494	$52,001	$48,562

Restructuring charges	$120	$750	$469	$762
Less:
Restructuring-related expense	—	743	334	743
Non-GAAP restructuring charges	$120	$7	$135	$19

Reconciliation of GAAP Provision (Benefit) for Income Taxes to Non-GAAP Provision (Benefit) for Income Taxes

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Provision (benefit) for income taxes	(909)	337	102	367
Less:
Acquisition-related expense	(600)	—	(600)	—
Non-GAAP provision (benefit) for income taxes	$(309)	$337	$702	$367

Calculation of Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$4,634	$7,860	$13,174	$22,678
Subtract:
Purchases of property and equipment	1,457	3,893	9,730	14,495
Add:
Payments related to corporate headquarter relocation	—	69	1,309	3,872
Acquisition-related payments	509	2,053	1,406	2,053
Hostile takeover-related payments	—	100	1,791	100
CEO transition payments	—	634	29	634
Cash portion of lease exit charge	101	230	887	230
Litigation-related payments	3,346	—	5,385	—
Free cash flow	$7,133	$7,053	$14,251	$15,072